AMENDMENT 1

This First Amendment to the Exclusive License Agreement between ULRF and Qualigen, Inc. ("Amendment 1"), effective as of the last signature below ("Effective Date"), is entered into by the University of Louisville Research Foundation, Inc., (ULRF), a Kentucky 501 (c) 3 non-profit corporation having an office at 300 East Market Street, Suite 300, Louisville, Kentucky, 40202 as the agent of the University of Louisville ("UofL") for receiving grants and research agreements from external funding sources and which owns and controls intellectual property on behalf of UofL; and Qualigen Therapeutics, Inc. ("Company"), having principal offices located at 2042 Corte Del Nogal, Carlsbad, CA 92011.

WHEREAS, Qualigen, Inc. and ULRF entered into an Exclusive License Agreement effective as of June 08, 2018 (as subsequently novated to Company from Qualigen, Inc. pursuant to a Novation Agreement dated March 1, 2021, the Agreement");

WHEREAS, Qualigen, Inc. supported research at UofL for further development of the licensed technology under sponsored research agreement, ULRF ref. #OIEN190151 ("SRA"), that resulted in a new ULRF technology, ULRF reference #20010, and the filing of a related patent application,

WHEREAS, Company exercised its option under the SRA to license the new ULRF technology, and ULRF desires to grant a license to Company to make, have made, use, sell, offer for sale and import products, methods, and services, and

WHEREAS, the parties now wish to amend the Agreement to include the new technology in the Agreement;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and representations set forth herein, the parties agree as follows:

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1) Exhibit A is amended to include the following new technology:

   - Patent Cooperation Treaty (PCT) Application no. PCT/US2020/050261, *Anti-Nucleolin Agent-Conjugated Nanoparticles*, filed September 10, 2020, and related priority documents; ULRF ref. #20010.

2) Company will reimburse ULRF within thirty (30) days following invoice for all patent costs for the new technology, ULRF ref. #20010, incurred prior to the Effective Date of this Amendment 1. In accordance with Section 9.2(b) of the Agreement, Company will reimburse ULRF for all ongoing patent costs for the added technology, ULRF ref. #20010 incurred on or after the Effective Date.

3) In consideration of including the new technology, ULRF ref. #20010, in the Agreement, Company will pay to ULRF an amendment fee of one thousand dollars ($1,000) due within ten (10) calendar days of the Effective Date

Except as amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

ACKNOWLEDGED AND AGREED:

THE UNIVERSITY OF LOUISVILLE RESEARCH FOUNDATION INC.
By:

T. Allen Morris Digitally signed by T. Allen Morris Date: 2021.03.17 16:02:55 -04'00'

T. Allen Morris, Ph.D. M.B.A.
Executive Director
Commercialization EPI-Center

Date

COMPANY: QUALIGEN THERAPEUTICS, Inc.
By:

Michael S. Poirier
President/CEO

March 16, 2021
Date

4848-4381-9489v2/101252-0000